                                                                    Exhibit 10.2

                      ANNUAL INCENTIVE COMPENSATION PLAN


The Annual Incentive Compensation Plan (bonus plan), was amended June 2, 1997. The plan shall be an annual short-term incentive plan. Participants shall consist of the executive officers of the Company and its principal operating subsidiaries, and other designated management employees. The bonus plan shall be based on the annual operating plan of the Company, developed after discussion and analysis of the business plans within the major divisions of the Company. Payment of bonuses shall be based on the attainment of specific financial and individual goals, and shall be paid following the end of the fiscal year as of a date to be designated by the officers of the Company. Such goals shall be set from year to year, at the beginning of each year, upon management recommendation and approval by the Board.

The president and CEO, with the approval of the Board, at his discretion may adjust the financial results for the calculation of achievement of the goals for extraordinary, non-recurring events beyond the control of the Company which otherwise distort financial performance. For this purpose, these may include but are not limited to, special tax and accounting charges or the acquisition or disposition of businesses.

A target bonus amount, expressed either in dollars or as a percent of pay, shall be established for each participating employee at the beginning of each fiscal year based on position, responsibilities and grade level, as determined in the discretion of the officers of the company.

Achievement of the Company's financial goals shall earn 100% of the portion of
the target bonus allocated to such goals.   Performance above stated goals will
result in additional bonus opportunities for participants.    The discretionary
bonus shall be determined by the management's evaluation of each individual's performance (the Compensation Committee of the Board, in the case of the CEO).